UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2010

DANA RESOURCES

(Exact name of registrant as specified in charter)

Wyoming	333-138471	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Malecon Cisneros Miraflores, Lima Peru	R5 18
(Address of principal executive offices)	(Zip Code)

380 44 331 6201

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01.

Changes In Registrant's Certifying Accountant.

(a)   On February 24, 2010, the Board of Directors of Dana Resources (the “Registrant”) received notice from De Joya Griffith & Company, LLC (“De Joya Griffith”) that it has resigned as the Registrant’s independent registered public accounting firm.  The Board of Directors of the Registrant approved of the resignation of De Joya Griffith on the same date.  None of the reports of De Joya Griffith on the Registrant's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Form 10-K for the fiscal year ended June 30, 2009 contained a going concern qualification in the Registrant's audited financial statements.

During the Registrant's two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with De Joya Griffith whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to De Joya Griffith’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The Registrant has requested that De Joya Griffith furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  The letter is attached as an exhibit to this Form 8-K.

Item 9.01.

Financial Statements and Exhibits

The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

16.1

Letter from De Joya Griffith & Company, LLC dated March 1, 2010 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA RESOURCES

Date: March 2, 2010	By: /s/ Len De Melt
Len De Melt, President